================================================================================



                               WARRANT AGREEMENT

                                BY AND BETWEEN

                                CARESIDE, INC.

                                      AND

                                 ROYCAP, INC.



                        DATED AS OF SEPTEMBER 13, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I WARRANT CERTIFICATES.............................................   1

 Section 1.1  Forms of Warrant Certificates................................   1
 Section 1.2  Execution of Warrant Certificates............................   2
 Section 1.3  Registration of Warrant Certificates.........................   2
 Section 1.4  Exchange and Transfer of Warrant Certificates................   2
 Section 1.5  Lost, Stolen, Mutilated or Destroyed Warrant Certificates....   2
 Section 1.6  Cancellation of Warrant Certificates.........................   3

ARTICLE II WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS                    3

 Section 2.1  Exercise Price...............................................   3
 Section 2.2  Registration of Warrants and Warrant Shares..................   3
 Section 2.3  Procedure for Exercise of Warrants...........................   3
 Section 2.4  Issuance of Common Stock.....................................   4
 Section 2.5  Certificates for Unexercised Warrants........................   5
 Section 2.6  Reservation of Shares........................................   5
 Section 2.7  No Impairment................................................   5

ARTICLE III ADJUSTMENTS AND NOTICE PROVISIONS                                 6

 Section 3.1  Adjustment of Exercise Price.................................   6
 Section 3.2  Certificate of Adjustments...................................   8
 Section 3.3  Warrant Certificate Amendments...............................   8
 Section 3.4  Fractional Shares............................................   8

ARTICLE VI MISCELLANEOUS                                                      9

 Section 4.1  Payment of Taxes and Charges.................................   9
 Section 4.2  Changes to Agreement.........................................   9
 Section 4.3  Assignment...................................................   9
 Section 4.4  Successor to Company.........................................   9
 Section 4.5  Notices......................................................   9
 Section 4.6  Defects in Notice............................................  11
 Section 4.7  Governing Law................................................  11
 Section 4.8  Standing.....................................................  11
 Section 4.9  Headings.....................................................  11

                                                                           Page
 Section 4.10  Counterparts................................................  11
 Section 4.11  Availability of the Agreement...............................  11
 Section 4.12  Entire Agreement............................................  11

                               WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (the "Agreement"), dated as of September 13, 2000, is entered into by and between Careside, Inc., a Delaware corporation (the "Company"), and RoyCap, Inc. (the "Purchaser").


                             WITNESSETH:

     WHEREAS, the Company proposes to sell to Purchaser pursuant to a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and between the Company and the Purchaser, 150 shares of Series B Convertible Preferred Stock of the Company (the "Series B Preferred"), a warrant to purchase 200 shares of Series B Preferred, a warrant (the "Warrant") to purchase 25,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock") at an exercise price as described herein (the Common Stock issuable upon exercise of this Warrant being referred to herein as the "Warrant Shares") and a warrant to purchase up to 4,000,000 Shares of Common Stock.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                              WARRANT CERTIFICATES

     Section 1.1  Forms of Warrant Certificates. The warrant certificates (the
                  -----------------------------
"Warrant Certificates") shall be issued substantially in the form of Exhibit A
                                                                     ---------
attached hereto, together with the form of the election to purchase (the "Election to Purchase") and assignment (the "Assignment") to be attached thereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section 1.2  Execution of Warrant Certificates. The Warrant Certificates
                  ----------------------------------
shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company either before or after delivery thereof by the Company to any Purchaser, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificates may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     Section 1.3  Registration of Warrant Certificates. The Company shall number
                  -------------------------------------
and keep a registry for the Warrant Certificates in a register as they are needed. The Company may deem and treat the registered holder(s) of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof for all purposes.

     Section 1.4  Exchange and Transfer of Warrant Certificates. The Warrants
                  ----------------------------------------------
(and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Securities Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement and the Securities Purchase Agreement.

     The Company may from time to time note the transfer of any outstanding Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s).

     Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in Section 4.5 hereof for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Shares: provided that the
                                                               --------
Company shall not be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Section 1.5  Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If
                  ----------------------------------------------------------
any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants or Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant Certificate must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant Certificate is replaced. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section 1.6  Cancellation of Warrant Certificates. Any Warrant Certificate
                  -------------------------------------
surrendered upon the exercise of Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 1.4 in an exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Company.

                                  ARTICLE II
                WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1  Exercise Price. Each Warrant Certificate shall, when signed by
                  ---------------
the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Warrant Shares evidenced thereby at a purchase price per share of $5.625 per share (the "Initial Exercise Price") (120% of the Closing Price of the Common Stock on the date prior to the date hereof) or such adjusted number of Warrant Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of
Article III hereof, payable in full in accordance with Section 2.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section 2.2  Registration of Warrants and Warrant Shares. The Company shall
                  --------------------------------------------
secure the effective registration of the Warrant Shares for resale under the Securities Act of 1933, as amended (the "Securities Act") upon the terms and subject to the conditions set forth in the Registration Rights Agreement executed by the parties on the date hereof. Promptly after a registration statement under the Securities Act covering the Warrant Shares has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrant Shares to be mailed to each registered Holder.

     Section 2.3  Procedure for Exercise of Warrants. The Warrants may be
                  -----------------------------------
exercised prior to the Expiration Date (as hereinafter defined) at the Exercise Price at any time after the date hereof. The Warrants shall expire on September 13, 2005, at 5:00 p.m., EST (the "Expiration Date"). The Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company at its address set forth in Section 4.5 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Warrant Share in respect of which such Warrants are being exercised. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased or (ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value (as hereinafter defined) equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased. In the alternative, the Holder of a Warrant Certificate may exercise its right to purchase some or all of the Warrant Shares subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such Holder receives that number of Warrant Shares subscribed to pursuant to such Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Holder for the number of Warrant Shares subscribed to pursuant to such Warrant Certificate (hereinafter, a "Net Cashless Exercise").

     As used herein: (a) the term "Fair Market Value," on a per share basis, means the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the five (5) consecutive Trading Days (as hereinafter defined) ending the Trading Day immediately preceding the Date of Exercise; (b) the term "Date of Exercise" with respect to any Warrant means the date on which such Warrant is exercised as provided herein; (c) the term "Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal regular
                                                    -------------------
way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported on The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made; and (d) the term "Trading Days" with respect to the Common Stock means (i) if the Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Section 2.4  Issuance of Common Stock. As soon as practicable after the
                  -------------------------
Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of full Warrant Shares, registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional shares as provided in Section 3.10. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and (subject to Section
4.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Warrant Shares is issued shall be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Warrant Shares.

     Section 2.5  Certificates for Unexercised Warrants. In the event that,
                  --------------------------------------
prior to the Expiration Date, a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise, a new Warrant Certificate representing the remaining Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided that the Company shall not
                                             --------
be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Section 2.6  Reservation of Shares. The Company shall at all times reserve
                  ----------------------
and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of the Common Stock are then listed. Without limitation of Section 2.2 hereof, nothing in this Section 2.6 shall require the Company to maintain a current registration statement or prospectus for the Warrant Shares.

     Section 2.7  No Impairment. The Company shall not by any action, including,
                  --------------
without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the

Company shall not be required to issue Warrant Shares upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.

                                  ARTICLE III
                       ADJUSTMENTS AND NOTICE PROVISIONS

     Section 3.1  Adjustment of Exercise Price. The Exercise Price and number of
                  -----------------------------
Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3.1. Upon each such adjustment of the Exercise Price pursuant to this Section 3.1, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

             (a)  If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock and not the Common Stock) payable in shares of Common Stock, (ii) subdivide or reclassify outstanding shares of Common Stock into a larger number of shares, or (iii) combine or reclassify outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

             (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount thereof that would have been paid or distributed in respect of the Warrant Shares such Holder would have received had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 3.1 upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

          (c) For the purposes of this Section 3.1, the following clauses shall also be applicable:

               (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (d) All calculations under this Section 3.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (e)  If:

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     Section 3.2  Certificate of Adjustments. Whenever any adjustment is to be
                  ---------------------------
made pursuant to this Article III, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company, setting forth such adjustments to be mailed to each Holder at least fifteen (15) days prior thereto, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any adjustments, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment.

     Section 3.3  Warrant Certificate Amendments. Irrespective of any
                  -------------------------------
adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates
--------
evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrants.

     Section 3.4  Fractional Shares. The Company shall not be required upon the
                  ------------------
exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article III to the Exercise Price or number of Warrant Shares purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Warrant Shares purchasable upon exercise of such Warrants. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay an amount in cash to the Holder of the Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the Date of Exercise of such Warrants, multiplied by such fraction. All calculations under this Section 3.4 shall be made to the nearest hundredth of a share.

                                  ARTICLE VI
                                 MISCELLANEOUS

     Section 4.1  Payment of Taxes and Charges. The Company will pay all taxes
                  -----------------------------
(other than income taxes) and other government charges in connection with the issuance or delivery of the Warrants and the initial issuance or delivery of Warrant Shares upon the exercise of any Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any additional transfer taxes in connection with the subsequent transfer of Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than the name in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     Section 4.2  Changes to Agreement. The Company, when authorized by its
                  ---------------------
Board of Directors, with the written consent of Purchaser for so long as it holds any Warrants or, if none, then Holders of at least a majority of the outstanding Warrants may amend or supplement this Agreement. The Company may, without the consent or concurrence of any Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company in this Agreement, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders.

     Section 4.3  Assignment. All the covenants and provisions of this Agreement
                  -----------
by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

     Section 4.4  Successor to Company. In the event that the Company merges or
                  ---------------------
consolidates with or into any other corporation or sell or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation, the Company shall use reasonable commercial efforts to have such successor corporation assume each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 4.5  Notices. Any notice or demand required by this Agreement to be
                  --------
given or
made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

                             Careside, Inc.
                             6100 Bristol Parkway
                             Culver City, CA  90230
                             Attn: W. Vickery Stoughton

                     With a copy to:

                             Pepper Hamilton LLP
                             3000 Two Logan Square
                             Eighteenth and Arch Streets
                             Philadelphia, PA  19103
                             Attn: Julia D. Corelli, Esq.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed to such Holder and sent to the following address:

                             ROYCAP, INC.
                             4100 Yonge Street
                             Suite 504
                             Toronto, Ontario M2P 2G2
                             Canada
                             Attn:

                    With a copy to:

                             Fogler, Rubinoff, LLP
                             Suite 4400 Royal Trust Tower
                             Toronto Dominion Centre
                             Toronto, Ontario M5K 1G8
                             Attn:  Michael Slan
                             Tel: (416) 941-8857
                             Fax: (416) 941-8852


Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

     Section 4.6  Defects in Notice. Failure to file any certificate or notice
                  ------------------
or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section 3.1, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     Section 4.7  Governing Law. This Agreement and each Warrant Certificate
                  --------------
issued hereunder shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof.

     Section 4.8  Standing. Nothing in this Agreement expressed and nothing
                  ---------
that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

     Section 4.9   Headings. The descriptive headings of the articles and
                   ---------
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 4.10  Counterparts. This Agreement may be executed in any number of
                   -------------
counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 4.11  Availability of the Agreement. The Company shall keep copies
                   ------------------------------
of this Agreement available for inspection by Holders during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 4.5 hereof.

     Section 4.12  Entire Agreement. This Agreement, including the Exhibits
                   -----------------
referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                   WARRANT AGREEMENT COMPANY SIGNATURE PAGE

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties as of the day and year first above written.

                                   CARESIDE, INC.,
                                   a Delaware corporation


                                   By: _________________________________
                                   Name:   W. Vickery Staughton
                                   Title:  Chairman and Chief Executive Officer

                  WARRANT AGREEMENT PURCHASER SIGNATURE PAGE

Accepted and Agreed as of the date first written above.


                                         Roycap, Inc.


                                         By:_________________________________
                                         Name:
                                         Title: